Exhibit 10.7

AMENDMENT AGREEMENT

This AMENDMENT AGREEMENT (the “Agreement”), dated as of November 11, 2021, is made by and among Vinco Ventures, Inc., a Nevada corporation, with headquarters located at 1 West Broad Street, Suite 1004, Bethlehem, Pennsylvania 18018 (“BBIG”), Cryptyde, Inc., a Nevada corporation, with headquarters located at 2009 9th Avenue North, Suite 220, Safety Harbor, Florida 34695 (“TYDE”) and the investor listed on the signature page attached hereto (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Warrants (as defined below).

A. Pursuant to (i) that certain Warrant Exercise Agreement dated as of June 4, 2021 by and between BBIG and the Holder, BBIG sold to the Holder Warrants to purchase shares of BBIG’s common stock, par value $0.001 per share (“BBIG Common Stock”), (ii) that certain Securities Purchase Agreement dated as of July 22, 2021 by and between BBIG and the Holder, among other things, BBIG sold to the Holder Warrants to purchase shares of BBIG Common Stock, (iii) that certain Warrant Exercise Agreement dated as of August 18, 2021 by and between BBIG and the Holder, BBIG sold to the Holder (x) Series A Warrants to purchase shares of BBIG Common Stock and (y) Series B Warrants to purchase shares of BBIG Common Stock and (iv) that certain Warrant Exercise Agreement dated as of September 1, 2021 by and between BBIG and the Holder, BBIG sold to the Holder (x) Series A Warrants to purchase shares of BBIG Common Stock and (y) Series B Warrants to purchase shares of BBIG Common Stock (all the Warrants to purchase BBIG Common Stock mentioned in this Recital A are collectively referred to herein as the “BBIG Warrants”).

B. BBIG, TYDE and the Holder desire, among other things,: (i) for the Holder to waive its right to receive the Spin-off Distribution (as defined in the TYDE Warrants (as defined below)) in the form of shares of TYDE’s common stock, par value $0.001 per share (“TYDE Common Stock”) and to receive instead a Warrant issued by TYDE in the form attached hereto as Exhibit A to purchase TYDE Common Stock for such number of shares of TYDE Common Stock that the Holder would have been entitled to receive in the Spin-off Distribution had the Holder exercised all its BBIG Warrants (without giving effect to any limitation or restriction on exercise set forth therein) on the record date for the Spin-off Distribution (the “TYDE Warrant” and the shares of TYDE Common Stock issuable upon exercise thereof, collectively, the “TYDE Warrant Shares”) and (ii) contemporaneously with the entry into this Agreement, for TYDE and the Holder to enter into a registration rights agreements (the “Registration Rights Agreement” and collectively with this Agreement and the TYDE Warrant, the “Transaction Documents”) to provide for all Registrable Securities (as defined therein) to be covered by a registration statement filed and declared effective on or prior to the Effectiveness Deadline (as defined in the Registration Rights Agreement) in the form attached hereto as Exhibit B.

NOW THEREFORE, in consideration of the foregoing mutual premises and the covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, and legal adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

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1. AMENDMENT OF BBIG WARRANTS; ISSUANCE OF TYDE WARRANT.

(a) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 4 and 5 below, the parties hereto hereby agree that: (i) conditioned on the satisfaction of the immediately following clause (ii), the Company and the Holder shall amend the BBIG Warrants as set forth in Section 1(b) and Section 1(c), (ii) on the record date for the Spin-off Distribution, TYDE shall issue to the Holder the TYDE Warrant and (iii) as of the date hereof TYDE shall enter into the Registration Rights Agreement.

(b) Section 3 of the BBIG Warrants (other than the BBIG Warrants issued on July 22, 2021) that are held by the Holder as of the record date for the Spin-off Distribution shall be amended and restated, as follows:

“RIGHTS UPON DISTRIBUTION OF ASSETS.

(a) General. In addition to any adjustments pursuant to Section 2 above, other than any Spin-off Distribution (as defined in the warrant to be issued to the initial Holder of this Warrant pursuant to the Amendment Agreement, dated as of November 11, 2021, by and among the Company, Cryptyde, Inc., a Nevada corporation (“Cryptyde”), and the initial Holder of this Warrant (the “Amendment Agreement”)), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage, without regard to any limitation on the number of authorized shares of Common Stock and regardless of whether or not the Initial Exercisability Date has occurred) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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(b) Spin-off Distribution. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make the Spin-off Distribution, then, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held 100% of the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage, without regard to any limitation on the number of authorized shares of Common Stock, and without regard to any limitation on the number of authorized shares of Crytyde’s common stock, par value $0.001 per share (the “TYDE Common Stock”), and regardless of whether or not the Initial Exercisability Date has occurred) immediately before the date on which a record is taken for such Spin-off Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Spin-off Distribution; provided, however, that the Holder’s participation in the Spin-off Distribution shall be in the form of a Warrant to purchase shares of TYDE Common Stock, as set forth in the Amendment Agreement.”

(c) Section 3 of the BBIG Warrants issued on July 22, 2021 that are held by the Holder as of the record date for the Spin-off Distribution shall be amended and restated, as follows:

“RIGHTS UPON DISTRIBUTION OF ASSETS.

(a) General. In addition to any adjustments pursuant to Section 2 above, other than any Spin-off Distribution (as defined in the warrant to be issued to the initial Holder of this Warrant pursuant to the Amendment Agreement, dated as of November 11, 2021, by and among the Company, Cryptyde, Inc., a Nevada corporation (“Cryptyde”), and the initial Holder of this Warrant (the “Amendment Agreement”)), if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage, without regard to any limitation on the number of authorized shares of Common Stock and regardless of whether or not the Initial Exercisability Date has occurred) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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(b) Spin-off Distribution. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make the Spin-off Distribution, then, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held 200% of the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage, without regard to any limitation on the number of authorized shares of Common Stock, and without regard to any limitation on the number of authorized shares of Crytyde’s common stock, par value $0.001 per share (the “TYDE Common Stock”), and regardless of whether or not the Initial Exercisability Date has occurred) immediately before the date on which a record is taken for such Spin-off Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Spin-off Distribution; provided, however, that the Holder’s participation in the Spin-off Distribution shall be in the form of a Warrant to purchase shares of TYDE Common Stock, as set forth in the Amendment Agreement.”

2. EXCHANGE; CLOSING.

The date and time of the closing (the “Closing”) of the transactions specified in Section 1 above (the “Closing Date”) shall be 9:00 a.m., New York City time, on the record date for the Spin-off Distribution, subject to the notification of satisfaction (or waiver) of the conditions to Closing set forth in Sections 4 and 5 hereof. The Closing shall occur at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 and may be undertaken remotely by electronic exchange of documentation.

3. REPRESENTATIONS, AGREEMENTS, WARRANTIES AND COVENANTS.

(a) Holder Representations, Warranties and Covenants. The Holder hereby represents and warrants to TYDE and BBIG that:

(i) Authorization; Enforcement; Validity. The Holder has the power and authority to execute and deliver this Agreement and the Registration Rights Agreement and perform its obligations hereunder and thereunder; and this Agreement, the Registration Rights Agreement and the transactions contemplated hereby and thereby have been duly authorized by the Holder. This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(ii) No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the Registration Rights Agreement and the consummation by the Holder of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder and thereunder.

(b) TYDE & BBIG Representations, Warranties and Covenants. Each of TYDE and BBIG hereby represents, warrants, agrees and covenants, as applicable, to and with the Holder that:

(i) Organization and Qualification. Each of TYDE and BBIG and each of their respective subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of TYDE, BBIG and each of their respective subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations, results of operations, condition (financial or otherwise) or prospects of TYDE and its subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of TYDE or BBIG, as applicable, to perform any of its obligations hereunder.

(ii) Authorization; Enforcement; Validity. Each of TYDE and BBIG has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and, in the case of TYDE only, under the TYDE Warrant and the Registration Rights Agreement. The execution and delivery of this Agreement by TYDE and, in the case of TYDE only, of the TYDE Warrant and Registration Rights Agreement, and the consummation by TYDE and BBIG of the transactions contemplated hereby and thereby have been duly authorized by TYDE’s and BBIG’s respective Board of Directors and no further filing, consent or authorization is required by TYDE, BBIG, their respective Board of Directors or their respective stockholders. Each of this Agreement, and in the case of TYDE only, the TYDE Warrant and the Registration Rights Agreement, has been duly executed and delivered by TYDE and BBIG, as applicable, and constitute the legal, valid and binding obligations of TYDE and BBIG, enforceable against TYDE and BBIG in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(iii) Issuance of Securities. The issuance of the TYDE Warrant is duly authorized and, upon issuance in accordance with the terms of the TYDE Warrants and hereof, the TYDE Warrant Shares shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens and charges and other encumbrances with respect to the issue thereof and the TYDE Warrant Shares shall be fully paid and nonassessable with the holder thereof being entitled to all rights accorded to a holder of TYDE Common Stock. As of the date hereof, TYDE has duly authorized and reserved for issuance all TYDE Warrant Shares issued and issuable upon exercise of the TYDE Warrant (without regard to any limitation or restriction on exercise set forth therein).

(iv) No Conflicts. The execution, delivery and performance of this Agreement by TYDE and BBIG and of the TYDE Warrant and the Registration Rights Agreement by TYDE and the consummation by TYDE and BBIG of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the TYDE Warrant by TYDE) will not (i) result in a violation of TYDE’s or BBIG’s respective Articles of Incorporation or Bylaws or other organizational documents of TYDE, BBIG or any of their respective subsidiaries, any capital stock of TYDE, BBIG or any of their respective subsidiaries or the articles of association or bylaws of TYDE, BBIG or any of their respective subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which TYDE, BBIG or any of their respective subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of Principal Market and including all applicable foreign, federal laws, rules and regulations) applicable to TYDE, BBIG or any of their respective subsidiaries or by which any property or asset of TYDE, BBIG or any of their respective subsidiaries is bound or affected.

(v) Consents. Neither TYDE nor BBIG is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement, the TYDE Warrant or the Registration Rights Agreement in accordance with the terms hereof and thereof. All consents, authorizations, orders, filings and registrations which TYDE or BBIG is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and neither TYDE nor BBIG is aware of any facts or circumstances which might prevent TYDE or BBIG from obtaining or effecting any of the registration, application or filings contemplated by this Agreement, the TYDE Warrant or the Registration Rights Agreement. TYDE is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances which could reasonably lead to delisting or suspension of the TYDE Common Stock in the foreseeable future. The issuance by TYDE of the TYDE Warrant shall not have the effect of delisting or suspending the TYDE Common Stock from the Principal Market.

(vi) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of TYDE, threatened against or affecting TYDE or any of its subsidiaries, the Common Stock or any of TYDE’s subsidiaries or any of TYDE’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

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(vii) No MNPI. Each of TYDE and BBIG hereby agrees and acknowledges that the transactions contemplated by this Agreement do not constitute material nonpublic information of TYDE or BBIG or any of their respective subsidiaries and that from September 13, 2021 to 4:00 p.m., New York City time, on November 9, 2021 (i) the Holder has not been in possession of any material, nonpublic information received from TYDE, BBIG, any of their respective subsidiaries or any of their respective officers, directors, Affiliates, employees or agents and (ii) the Holder has not been subject to any confidentiality or similar obligations under any agreement, whether written or oral, between TYDE or BBIG or any of their respective subsidiaries or any of their respective officers, directors, Affiliates, employees or agents, on the one hand, and Holder or any of its Affiliates, on the other hand. The Company understands and confirms that the Holder and its Affiliates will rely on the foregoing representations in effecting transactions in securities of TYDE and/or BBIG. TYDE and BBIG shall not, and shall cause each of their respective subsidiaries and its and each of their respective officers, directors, Affiliates, employees and agents, not to, provide the Holder with any material, nonpublic information regarding TYDE, BBIG or any of their respective subsidiaries from and after the date hereof without the express prior written consent of the Holder. To the extent that TYDE, BBIG, any of their respective subsidiaries or any of their respective officers, directors, Affiliates employees or agents delivers any material, non-public information to the Holder without the Holder’s express prior written consent, each of TYDE and BBIG hereby covenants and agrees that the Holder’s shall not have any duty of confidentiality to TYDE, BBIG, any of their respective subsidiaries or any of their respective officers, directors, Affiliates, employees or agents with respect to, or a duty to TYDE or BBIG, any of its subsidiaries or any of their respective officers, directors, Affiliates, employees or agents not to trade on the basis of, such material, non-public information. Each of TYDE and BBIG understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of TYDE and BBIG.

(viii) Listing. TYDE shall promptly secure the listing of all of (i) the TYDE Warrant Shares and (ii) any capital stock of TYDE issued or issuable with respect to the TYDE Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise (the “Listed Securities”) upon each national securities exchange and automated quotation system, if any, upon which the TYDE Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Listed Securities. TYDE shall pay all fees and expenses in connection with satisfying its obligations under this Section 3(b)(viii).

(ix) Reporting Status. Until the date on which the Holder has sold all the TYDE Warrant Shares, TYDE shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and TYDE shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(x) Investment Company Status. TYDE is not, and upon consummation of the transactions contemplated hereunder will not be, an “investment company,” an affiliate of an “investment company, “a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

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(xi) Acknowledgement Regarding Holder’s Trading Activity. It is understood and acknowledged by each of TYDE and BBIG that (i) following the public disclosure of the transactions contemplated by this Agreement and the other Transaction Documents, in accordance with the terms thereof, the Holder has not been asked by TYDE or BBIG or any of their respective subsidiaries to agree, nor has the Holder agreed with TYDE or BBIG or any of their respective subsidiaries, to desist from effecting any transactions in or with respect to (including, without limitation, purchasing or selling, long and/or short) any securities of TYDE or BBIG, or “derivative” securities based on securities issued by TYDE or BBIG or to hold any securities for any specified term; (ii) the Holder, and counterparties in “derivative” transactions to which the Holder is a party, directly or indirectly, presently may have a “short” position in the TYDE Common Stock or the BBIG Common Stock which was established prior to such Holder’s knowledge of the transactions contemplated by this Agreement; (iii) the Holder shall not be deemed to have any affiliation with or control over any arm’s-length counterparty in any “derivative” transaction; and (iv) the Holder may rely on TYDE obligation to timely deliver shares of TYDE Common Stock upon exercise of the TYDE Warrants and when required pursuant to the terms thereof for purposes of effecting trading in the TYDE Common Stock. TYDE and BBIG further understands and acknowledges that following the public disclosure of the transactions contemplated by this Agreement pursuant to the 8-K Filing the Holder may engage in hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of TYDE Common Stock and BBIG Common Stock) at various times during the period that the TYDE Warrants or the shares of TYDE Common Stock issuable upon exercise thereof are outstanding, including, without limitation, during the periods that the value and/or number of the such shares of TYDE Common Stock deliverable thereunder are being determined and such hedging and/or trading activities (including, without limitation, the location and/or reservation of borrowable shares of TYDE Common Stock), if any, can reduce the value of the existing stockholders’ equity interest in TYDE both at and after the time the hedging and/or trading activities are being conducted. Each of TYDE and BBIG acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement or any of the documents executed in connection herewith or therewith.

(xii) Placement Agent’s and Advisor’s Fees. Neither TYDE nor BBIG has paid or incurred, and will not pay or incur, any brokerage or finder’s fees or commissions other financial advisory fees with respect to the transactions contemplated by this Agreement and the other Transaction Documents payable in cash.

(xiii) Spin-off Distribution. BBIG shall not effect the Spin-off Distribution (as defined in the TYDE Warrants), unless the Registration Statement (as defined in the Registration Rights Agreement) registering the full amount of the Required Registration Amount (as defined in the Registration Rights Agreement) of Registrable Securities (as defined in the Registration Rights Agreement) for resale by the Holder (or its transferee(s)) has been declared effective and its effectiveness has not been suspended and a prospectus pursuant to Rule 424 has been filed and is available for use by the Holder (or its transferee(s)).

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4. CONDITIONS TO TYDE’S AND BBIG’S OBLIGATIONs hereunder.

The obligations of TYDE and BBIG to the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for TYDE’s and/or BBIG’s, as applicable, sole benefit and may be waived by TYDE and/or BBIG, as applicable, at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) The Holder shall have duly executed this Agreement and delivered the same to TYDE and BBIG;

(b) The Holder shall have duly executed the Registration Rights Agreement and delivered the same to TYDE and

(c) The representations and warranties of the Holder shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date), and the Holder shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder at or prior to the Closing Date.

5. CONDITIONS TO HOLDER’S OBLIGATIONs HEREUNDER.

The obligations of the Holder hereunder are subject to the satisfaction of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder in respect of itself at any time in its sole discretion by providing TYDE and/or BBIG, as applicable, with prior written notice thereof:

(a) Each of TYDE and BBIG shall have duly executed and delivered this Agreement to the Holder;

(b) TYDE shall have duly executed and delivered the Registration Rights Agreement to the Holder;

(c) The representations and warranties of each of TYDE and BBIG under this Agreement shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and each of TYDE and BBIG shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by TYDE and BBIG at or prior to the Closing Date;

(d) Each of TYDE and BBIG shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the transactions contemplated hereby;

(e) Since the date hereof, no event that could be reasonably expected to cause a Material Adverse Effect with respect to TYDE and/or BBIG shall have occurred; and

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(f) No Equity Conditions Failure (as defined in that certain Senior Secured Convertible Note issued by BBIG to the Holder on July 22, 2021 (the “July 2021 Note”), with any references to the shares of BBIG Common Stock underlying the July 2021 Note being substituted for shares of BBIG Common Stock underlying the July 2021 Note and the BBIG Warrants) has occurred as of the Closing Date.

6. TERMINATION.

In the event that the Closing shall not have occurred by on or before December 31, 2021 from the date hereof, other than due to the Holder’s failure to satisfy the conditions set forth in Section 4 hereof, the Holder shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party. Upon such termination, the terms hereof shall be null and void.

7. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

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(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement shall supersede all other prior oral or written agreements among the Holder, TYDE and BBIG, their Affiliates and persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein. No provision of this Agreement may be amended other than by an instrument in writing signed by TYDE, BBIG and the Holder, and any amendment to this Agreement made in conformity with the provisions of this Section 7(e) shall be binding on the Holder, TYDE and BBIG. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) three (3) business days after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to BBIG:

Vinco Ventures, Inc.
6 North Main Street
Fairport, NY 14450
Telephone: (866) 900-0992
Facsimile: (908) 235-4373
Attention: Chief Executive Officer
E-Mail: Lking@Vincoventures.com

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With a copy (for informational purposes only) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, New Jersey 08830
Telephone: (732) 395-4400
Facsimile: (732) 395-4401
Attention: Joseph Lucosky, Esq.; Adele Hogan, Esq.
E-Mail: jlucosky@lucbro.com; ahogan@lucbro.com

If to TYDE:

Cryptyde, Inc.
200 9th Avenue North, Suite 220
Safety Harbor, Florida 34695
Telephone: (866) 980-2818
Attention: Chief Executive Officer
E-Mail: BPM@cryptyde.com

With a copy (for informational purposes only) to:

Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, New Jersey 08830
Telephone: (732) 395-4400
Facsimile: (732) 395-4401
Attention: Joseph Lucosky, Esq.; Adele Hogan, Esq.
E-Mail: jlucosky@lucbro.com; ahogan@lucbro.com

If to the Holder, to its address, e-mail address and facsimile number set forth on the signature pages attached hereto, with copies to the Holder’s representatives as set forth on such Holder’s signature page, or to such other address, e-mail address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change, provided that Schulte Roth & Zabel LLP shall only be provided copies of notices sent to the Holder. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and, with respect to each facsimile transmission, an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Exercised Warrants.

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(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties and covenants of TYDE, BBIG and the Holder contained herein shall survive the Closing and delivery of the TYDE Warrant.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Fees and Expenses. BBIG shall reimburse the Holder for its legal fees and expenses in connection with the preparation and negotiation of this Agreement and transactions contemplated thereby, by paying any such amount to Schulte Roth & Zabel LLP (the “Holder Counsel Expense”) within two (2) Business Days of receiving the invoice of Schulte Roth & Zabel LLP by wire transfer of immediately available funds in accordance with the written instructions of Schulte Roth & Zabel LLP delivered to BBIG on or prior to the Closing. The Holder Counsel Expense shall be paid by BBIG whether or not the transactions contemplated by this Agreement are consummated. Except as otherwise set forth above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. TYDE and/or BBIG shall pay all stamp and other taxes and duties levied in connection with the transactions contemplated hereby, if any.

(m) If a holder of TYDE Warrants is unable to exercise TYDE Warrants for unlegended TYDE Warrant Shares as a result of an Effectiveness Failure (as defined in the Registration Rights Agreement) and purchases (in an open market transaction or otherwise) shares of TYDE Common Stock to deliver in satisfaction of either (i) a sale by the holder of such TYDE Warrant Shares that the holder anticipated receiving from TYDE or (ii) any other obligation to deliver shares of TYDE Common Stock, including pursuant to any current or future short positions with respect to the TYDE Common Stock or BBIG Common Stock (each, a “Buy-In”), then TYDE shall, within two (2) Trading Days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the shares of TYDE Common Stock so purchased (the “Buy-In Price”), at which point TYDE’s obligation to deliver such unlegended TYDE Warrant Shares shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended TYDE Warrant Shares as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of TYDE Common Stock, times (B) the lowest closing bid price of the TYDE Common Stock during the period beginning on the applicable delivery date and the date TYDE makes the applicable cash payment. TYDE shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance, if any. TYDE and BBIG hereby agree and acknowledge that they shall be severally and jointly obligated to pay the Buy-In Price.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Holder, TYDE and BBIG have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

TYDE:

CRYPTYDE, INC.

By:
Name:	Brian McFadden
Title:	Chief Executive Officer

[Signature Page to Amendment Agreement]

IN WITNESS WHEREOF, the Holder, TYDE and BBIG have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

BBIG:

VINCO VENTURES, INC.

By:
Name:	Lisa King
Title:	Chief Executive Officer

[Signature Page to Amendment Agreement]

IN WITNESS WHEREOF, the Holder, TYDE and BBIG have caused their respective signature pages to this Agreement to be duly executed as of the date first written above.

HOLDER:

HUDSON BAY MASTER FUND LTD.

By:
Name:
Title:

Contact Information for Notices:

c/o Hudson Bay Capital Management LP

28 Havemeyer Place, 2nd Floor

Greenwich CT 06830
Attention: DI Team
Facsimile: 646-214-7946
Telephone: 212-571-1244

Residence: Cayman Islands
E-mail: investments@hudsonbaycapital.com

operations@hudsonbaycapital.com

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
E-mail:	eleazer.klein@srz.com

[Signature Page to Amendment Agreement]

Exhibit A

Form of TYDE Warrant

Exhibit B

Form of Registration Rights Agreement